UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2007
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Second Amended and Restated Master Repurchase Agreement with Goldman Sachs Mortgage Company

On June 28, 2007, Gramercy Warehouse Funding II, LLC and GKK Trading Warehouse II LLC (each a “Seller,” and collectively, the “Sellers”) entered into the Second Amended and Restated Master Repurchase Agreement (the “Revised Agreement”) with Goldman Sachs Mortgage Company (the “Buyer”) to amend the Amended and Restated Master Repurchase Agreement, dated October 16, 2006 (the “Original Agreement”), including Annex 1 attached thereto.  In addition, Gramercy Capital Corp. (the “Parent”), GKK Capital LP, Gramercy Investment Trust and GKK Trading Corp. (each a “Guarantor” and, collectively with the Parent, the “Guarantors”), entered into the Second Amended and Restated Guaranty Agreement (the “Guaranty”) in favor of the Buyer, to revise the Guaranty, dated as of October 13, 2006 (“Existing Guaranty”).  Pursuant to the Revised Agreement, Annex 1 was amended to include certain terms and definitions for reference in the Guaranty and to reduce the credit spreads and increase the advance rates against selected collateral under the facility.  The Revised Agreement (including Annex 1) and the Guaranty also eased certain financial and other restrictive covenants under the facility.  Copies of the Revised Agreement, Annex 1 and the Guaranty are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.  Capitalized terms not defined herein shall have the meaning set forth in the Original Agreement, a copy of which was filed with the Securities and Exchange Commission on October 19, 2006.

First Amendment to Third Amended and Restated Master Repurchase Agreement with Wachovia Capital Markets, LLC, and Wachovia Bank, National Association

On June 28, 2007, Gramercy Warehouse Funding I, LLC, GKK Trading Warehouse I LLC and GKK 450 LEX LLC (each a “Seller,” and collectively, the “Sellers”) entered into the First Amendment to Third Amended and Restated Master Repurchase Agreement (the “First Amendment”) with Wachovia Bank, National Association (“Wachovia”), in its capacity as Buyer and Agent, and Wachovia Capital Markets, LLC  (“WCM”), in its capacity as Sole Lead Arranger, to amend the Third Amended and Restated Master Repurchase Agreement, dated October 16, 2006 (the “Master Repurchase Agreement”).  In addition, Gramercy Capital Corp. (the “Parent”), GKK Capital LP, Gramercy Investment Trust and GKK Trading Corp. (each a “Guarantor” and, collectively with the Parent, the “Guarantors”), entered into Fourth Amended and Restated Guarantee Agreement (the “Guarantee Agreement”) in favor of Wachovia Bank, National Association, to revise the Third Amended and Restated Guarantee Agreement, dated as of October 13, 2006 (“Existing Guarantee”).  The First Amendment reduced the credit spreads and increased the advance rates against selected collateral under the facility.  The First Amendment and the Guarantee Agreement also eased certain financial and other restrictive covenants under the facility.  Copies of the First Amendment and the Guarantee Agreement are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference.  Capitalized terms not defined herein shall have the meaning set forth in the Master Repurchase Agreement, a copy of which was filed with the Securities and Exchange Commission on October 19, 2006.

First Amended and Restated Credit Facility between GKK Capital LP and Keybank

On June 28, 2007, GKK Capital LP, a subsidiary of Gramercy Capital Corp. (the “Company”), closed on a amendment and restatement of its existing credit facility arranged by KeyBanc Capital Markets that increased the facility to $175 million from $100 million, reduced the interest rate to LIBOR plus 1.65% from LIBOR plus 2.10%, extended the maturity date to June 28, 2010, and eased certain financial and other restrictive covenants of the credit facility.

A copy of the First Amended and Restated Credit Facility is attached hereto as Exhibit 10.6 and incorporated by reference herein.

Item 8.01.      Other Events.

Sale of Interest in One Madison Avenue to SL Green

On July 2, 2007, the Company issued a press release announcing that it has entered into an agreement with SL Green Realty Corp. (“SLG”) to sell for approximately $147.6 million its 45% equity interest (and the assumption of the Company’s proportionate share of the debt encumbering the property of approximately $305.0 million) in the Company’s and SLG’s joint venture that owns One Madison Avenue in New York City. Following the closing of the acquisition of this interest, which is expected to occur during the third quarter of 2007, SLG will own 100% of One Madison Avenue.

A copy of the press release announcing the sale of the Company’s interest in the joint venture  is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Master Repurchase Agreement, dated June 28, 2007, between Gramercy Warehouse Funding II LLC, GKK Trading Warehouse II, LLC and Goldman Sachs Mortgage Company

10.2	Annex 1 to Second Amended and Restated Goldman Master Repurchase Agreement

10.3	Second Amended and Restated Guaranty, dated June 28, 2007, by Gramercy Capital Corp., GKK Capital LP, Gramercy Investment Trust and GKK Trading Corp in favor of Goldman Sachs Mortgage Company

10.4

First Amendment to Third Amended and Restated Master Repurchase Agreement, dated June 28, 2007, between Gramercy Warehouse Funding I, LLC, GKK Trading Warehouse I LLC and GKK 450 LEX LLC and Wachovia Bank, National Association, in its capacity as Buyer and Agent, and Wachovia Capital Markets, LLC

10.5

Fourth Amended and Restated Guarantee Agreement, dated June 28, 2007, by Gramercy Capital Corp., GKK Capital LP, Gramercy Investment Trust and GKK Trading Corp in favor of Wachovia Bank, National Association

10.6	First Amended and Restated Credit Facility between GKK Capital LP and Keybank National Association, dated June 28, 2007

99.1	Press Release, dated July 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 5, 2007

GRAMERCY CAPITAL CORP.

By:	/s/ Robert R. Foley
	Name:	Robert R. Foley
	Title:	Chief Financial Officer